Exhibit 4.4
A separate Irrevocable Proxy and Tag-Along Agreement substantially identical in all material respects to this Exhibit 4.4 hereto was entered into between Explorer Coinvest LLC and each of the individuals or trusts listed below:
Abbe, Brian Abram Zwany Trust
Adolph, Gerald
Ahlquist, Gary
Aldrich, David
Allen, James
Anderson, Kristine
Andrew S. Cohen Trust
Appleby, CG
Arnsberger, Mark
Arthur L. Fritzson Trust
Bastedo, William
Baxter, Greg
Bertone, Peter
Blackburn, Fred
Bolduc, Mickie
Bounds, Gene
Breeze, Cathy
Broyles, Cynthia
Bussmann, Johannes
Calderone, Matthew Carl Richard Salzano Trust
Carlos A. Navarro Trust
Carol A. Staubach Trust
Carter, Douglas
Castro, Rene
Catanzano, Keith
Catherine Annette Nelson Revocable Trust
Charles P. Zuhoski Revocable Trust
Christopher C. J. Ling Trust
Clyde, Andrew
Cohen, Andrew
Cook, Kevin
Crabtree, Thom
Cubbage, Gary
Cynthia L. Broyles Trust
Dahut, Karen
Darby, Maria
David F. Humenansky Revocable Trust
De Souza, Ivan
Dehoff, Kevin
DelBusso, Steven
Dempsey, Joan
DiFonzo, Leslie
Dodd, Jay
Dolan, Jeane
Doolittle, Paul
Doshi, Viren
Dotson, Judith
Doughty, Dennis
Douglas E. Himberger Trust
Douglas Wellington Carter Living Trust
Dov Solomon Zakheim Revocable Trust
Eikelmann, Stefan
Emile P. Trombetti Trust
Eulberg, Delwyn
Falkenstrom, Lee
Farber, Michael
Feeney, John
Feringa, Alexis
Finn, Molly
Fitzpatrick, Margo
Fletcher, Louise
Floyd, Peter
Fongern, Christian
Francis J. Henry, Jr. Trust
Frederick W. Knops III A&R Revocable Trust dated November 4, 2005
Fritzson, Arthur
Fuhrman, Thomas
Funk, Nicole
Furtado, Bob
Gallo, Laurene
Garner, Joseph
Gary C. Cubbage Trust
Gary D. Labovich Revocable Trust
Gemes, Alan
George M. Schu Trust
Gerald Adolph GRAT 2008
Gerencser, Mark
Ghassan S. Salameh Trust
Gibbons, Jim
Gibson, Dennis
Gilbert, Lesley
Gillespie, Neil
Givans, Natalie
Goforth, Patricia
Graves, Linda
Greenspon, Thomas
Gregory G. Wenzel Trust
Gushurst, Klaus-Peter
Hall, Keith
Hamilton, Charles
Hardwick, Nancy
Harrison, Gregory
Hayes, Randy
Helfenstein, Dee Dee
Henry, Jimmy
Herbert Stuart MacArthur Trust
Herman, Mark
Himberger, Douglas
Himler, Mark
Hirsh, Evan
Hodge, Ronald
Holder, Gordon
Holley, Rick

Howell, Lloyd
Humenansky, David
Hyde, Joan
Inserra, Andrea
Isman, Michael
Jack D. Welsh Jr., Trust
Jackson, William
Jacobsohn, Jake
James Manchisi Revocable Trust
Jaruzelski, Barratt
Jirovec, Todd
Joan A. Dempsey Trust
John A. Thomas Trust
John D. Lueders Revocable Trust
Jones, Michael
Joseph W. Mahaffee Revocable Trust
Judith H. Dotson Trust
Kadish, Ronald
Karen M. Dahut Trust
Karp, David
Kauffeld, Richard
Keith R. Hall Trust dated 25 November 2002
Kelly, Christopher
Kenneth F. Wiegand, Jr. Trust
Kibben, Jeffrey
Kletter, David
Knops, Frederick
Kosar, Corrine
Krings, Jorg
Kuenstner, Thomas
Kurt B. Stevens Trust
Kuttner, Nicholas
Labovich, Gary
Lamb, Robert
Lance, Gary
Lane, Douglas
Laurene A. Gallo Trust
Lauster Trust f/b/o E Lauster, f/b/o H Lauster, f/b/o M Lauster
Lauster, Steffen
Lee J. Falkenstrom Revocable Trust
Legan, Brian
Leinwand, Paul
Lerch, Marie
Leslie, Timathie
Ling, Christopher
Lloyd W. Howell, Jr. Trust
Logue, Joseph Los Altos Investments
Lueders, John
Lyman, Janet
MacArthur, Herbert
Mader, David
Mahaffee, Joseph
Makar, Robert
Manchisi, James
Margo L. Fitzpatrick Trust Maria Darby Trust
Mark J. Gerencser Trust
Mark L. Herman Revocable Trust
Martha, Joseph
Mather, Gary
Mayer, John
McConnell, Mike
McFarland, Walt
McLaughlin, Grant
Merkel, Judy
Messer, Angela
Messina, Alfred
Meyers, Bill
Mills, Ken
Mitchell, Anthony
Moeller, Leslie
Molly Finn Revocable Inter-Vivos Trust
Moore, Stephen
Muzik, Sharon
Nancy E. Hardwick Trust
Natalie M. Givans Revocable Trust
Navarro, Carlos
Neilson, Gary
Nelson, Catherine
Nicholas J. Kuttner Trust
Niebuhr, Jens
Niehues, Alexander
Noonan, Robert
Obering, Henry
Odeen, Philip One International Group Corp
Orjada, Bruce
Osborne, Robert
Otten, Mike
Patrick F. Peck Trust
Peck, Patrick
Penfield, Susan
Pfeifer, Tom
Pierce, Chris
Pigorini, Paolo
Porgess, Sam
Portman, Robin
Post, Robert H.
Pressley, Donald
Purdy, William
Rahl, Gary
Reitenspiess, Martin
Richard J. Wilhelm Trust
Robert H. Post Trust
Robert J. Lamb, III Trust
Robert W. Noonan Trust
Robert Williams Trust
Robinson, Robert
Ronald A. Hodge Trust
Ronald T. Kadish Trust
Rossotti, Charles
Rozanski, Horacio
Rubin, David
Russell, Tom
Salameh, Ghassan

Salomon, Roy
Salzano, Carl R.
Sam M. and Susan M. Porgess 2005 Trust
Samuel Strickland Revocable Trust
Saunders, Rick
Scheuble, Larry
Schu, George
Schulman, Gary
Seale, Adam
Sengupta, Suvojoy
Shrader, Ralph
Sifer, Joseph
Silverman, Rob
Smith, Frank
Smith, Gale
Sniffin, Edgar
Sogegian, Robert
Soules, Steve
Spiegel, Eric
St Clair, Sarah
Starnes, Craig
Staubach, Carol A.
Steinhardt, Allan
Stevens, Kurt
Stewart, William
Strickland, Samuel
Swindell, Jennifer
The Angela M. Messer Trust
The Joseph Logue Living Trust
The Makar Family Trust dated June 4, 2004
The Ralph W. Shrader Revocable Trust
Thoet, William
Thomas S. Greenspon Trust
Thomas, John
Thompson, Elizabeth
Trepant, Hugo
Trick, Peter
Trombetti, Emile
Trust f/b/o Bryan E. Shrader et al.
Trust f/b/o Jeffrey M. Shrader et al.
Trust f/b/o Mark A. Shrader et al.
Van Lee, Reginald
Verity, Richard
Vevon, Jerry
Vigilante, Kevin
Villano, Laurie
Voellger, Gary
Walter G. McFarland Trust
Wansley, William
Welles, Scott
Welsh, Jack
Wenzel, Gregory
Wiegand, Kenneth
Wilbur, Lee
Wilhelm, Richard J.
William H. Stewart III Trust
Wintersteller, Walter
Wolfle, Joan
Yuvanc, Joanne
Zakheim, Dov
Zuhoski, Charles
Zwany, Abram

IRREVOCABLE PROXY AND TAG-ALONG AGREEMENT
     This Irrevocable Proxy and Tag-Along Agreement (this “Agreement”) is entered into as of date(s) set forth on the signature pages attached hereto, by and among (a) Explorer Coinvest LLC, a Delaware limited liability company (the “Initial Carlyle Stockholder”) and the stockholder whose name is set forth on the signature page hereof (the “Individual Stockholder”).
RECITALS:
     WHEREAS, the Carlyle Stockholder currently is the owner of 9,566,000 shares of Company Common Stock;
     WHEREAS, the Individual Stockholder currently is the owner of the number of shares of Company Common Stock, Company Non Voting Common Stock, Company Restricted Common Stock, and Company Special Voting Stock and Company Options to purchase the number of shares of Company Common Stock, set forth on the signature page hereof; and
     WHEREAS, the Initial Carlyle Stockholder wishes to enter into a pro rata tag-along agreement with the Individual Stockholder in exchange for the grant by the Individual Stockholder of an irrevocable proxy to the Initial Carlyle Stockholder.
     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:
Section 1 Tag-Along Right.
     (a) In the event that any Carlyle Stockholder(s) (the “Initiating Stockholder(s)”) propose(s) to Transfer any Securities to a Third Party Purchaser other than (i) to a Permitted Transferee, (ii) pursuant to a registered public offering (it being understood that the Individual Stockholder has piggyback registration rights with respect to registered public offerings), (iii) in a bona fide sale to the public in accordance with Rule 144 under the Securities Act or (iv) in a pro-rata distribution made by any Carlyle Stockholder(s) to its partners or members for no additional consideration, then the Individual Stockholder shall have the right (the “Tag-Along Right”) to require that the proposed Third Party Purchaser purchase from the Individual Stockholder up to a number of whole Securities (which securities shall not include Company Special Voting Stock (except to the extent described in the last sentence of this Section 1(a)) or unvested Company Restricted Common Stock, or Company Options that are not exercisable, except to the extent such Company Restricted Common Stock vests or Company Options become exercisable as a result of the transactions contemplated by the applicable Sale Notice) equal to the product of (x) the total number of Securities that the proposed Third Party Purchaser has agreed, committed or is willing to purchase and (y) a fraction, the numerator of which is the Aggregate Quantity of Securities (excluding any Securities that are not Proxy Shares) owned by the Individual Stockholder, and the denominator of which is the Aggregate Quantity of Securities held by all holders of Securities (such product, the “Tag Eligible Securities”). Notwithstanding anything to the contrary in this Section 1, if the Individual Stockholder sells any Company Options issued under the Company Rollover Stock Plan to a Third Party Purchaser pursuant to this Section 1, the Individual Stockholder (and, if applicable, a Permitted Transferee and/or Related Trust of the Individual Stockholder) shall also sell, for no additional consideration, a corresponding number of shares of Company Special Voting Stock to such Third Party Purchaser.
     (b) The Initiating Stockholder(s) shall notify the Individual Stockholder in writing in the event such Initiating Stockholder(s) propose(s) to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least fifteen (15) Business Days prior to the date on which such Initiating Stockholder(s) expect(s) to consummate such Transfer (the “Sale Notice”) which notice shall specify the number of Securities which the Third Party Purchaser intends to purchase in such Transfer and the Third Party Terms with respect thereto. The Tag-Along Right may be exercised by the Individual Stockholder by delivery of a written notice to the Company and the Initiating Stockholder(s) proposing to sell Securities (the “Tag-Along Notice”) within ten (10) Business Days following receipt of the Sale Notice from such Initiating Stockholder(s). The Tag-Along Notice shall state the number of each type of Securities (which Securities shall not include Company Special Voting Stock (except to the extent described in the last sentence of Section 1(a)) or unvested Company Restricted Common Stock, or Company Options that are not exercisable, except to the extent such Company Restricted Common Stock vests or Company Options become exercisable as a result of the transactions contemplated by the applicable Sale Notice, and which shall not exceed the Tag Eligible Securities), that the Individual Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (such securities the “Transfer Securities”). In the event that the proposed Third Party Purchaser does not purchase from the Individual Stockholder’s Transfer Securities, then the Initiating Stockholder(s) shall not be permitted to sell any Securities to the Third Party Purchaser, subject to the Initiating Stockholder’s right to send a new Sale Notice in accordance with the procedures set forth in this Section 1.
     (c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 1, the Third Party Purchaser shall remit to the Individual Stockholder exercising its rights under this Section 1, (i) the consideration for the Securities held by the Individual Stockholder sold pursuant hereto, minus (ii) the Individual Stockholder’s pro rata portion of any such consideration to be placed in escrow or otherwise held back in accordance with the Third Party Terms, minus (iii) the aggregate exercise price of any Company Options being Transferred by the Individual Stockholder to such Third Party Purchaser, against transfer of such Securities subject to the Tag-Along Rights, free and clear of all liens and encumbrances, by delivery by the Individual Stockholder of (A) certificates for such Securities, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company and such Third Party Purchaser and/or (B) an instrument evidencing the Transfer of the Company Options subject to the Tag-Along Right reasonably acceptable to the Company and such Third Party Purchaser, and the compliance by the Individual Stockholder with any other conditions to closing or payment of consideration generally applicable to the Initiating Stockholder(s) and all other holders of Securities selling Securities in such transaction; provided, however, that the Individual Stockholder shall not be required to bear more than the Individual Stockholder’s pro rata share (determined based on the number of Securities sold in the transactions contemplated by the Tag-Along Notice) of all liabilities for the representations, warranties and other obligations incurred in connection with the transactions contemplated by the Tag-Along Notice (other than with respect to representations and warranties relating to the ownership of the Individual Stockholder’s Securities or otherwise relating solely to the Individual Stockholder). Notwithstanding anything to the contrary in this Section 1, the Individual Stockholder shall bear its pro rata share of the aggregate fees, costs and expenses of all such transactions.
Section 2 Irrevocable Proxy.
     (a) In consideration of the Tag-Along Right, the Individual Stockholder hereby irrevocably appoints the Initial Carlyle Stockholder, and any designee of the Initial Carlyle Stockholder, and each of them individually, as the true and lawful attorney-in-fact and proxy of the Individual Stockholder solely with respect to the matters set forth below, for and in the Individual Stockholder’s name, place and stead, with full power of substitution and resubstitution, to vote the Proxy Shares or act by written consent on behalf of the Proxy Shares, solely with respect to the following matters:
     (i) the election or removal of members of the board of directors of the Company; and
     (ii) the consent to or approval of any Company Sale that is approved by the Board and the holders of a majority of the then-outstanding Voting Shares or any items submitted to the stockholders of the Company for their consent or approval in connection therewith (including, without limitation, any related votes under Sections 242, 251, 252, 254, 257, 258, 263, 264 or 271 of the Delaware General Corporation Law).
The Individual Stockholder hereby ratifies and confirms and undertakes to ratify and confirm all that the Initial Carlyle Stockholder, in its capacity as the proxyholder of the Proxy Shares, may lawfully do or cause to be done by virtue of the rights hereby granted.
     (b) The proxy and power of attorney granted to the Initial Carlyle Stockholder pursuant to Section 2(a) of this Agreement by the Individual Stockholder shall, except as herein provided, be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Individual Stockholder with respect to the Proxy Shares (other than any prior proxies granted to the Initial Carlyle Stockholder pursuant to Section 16(m) of the Stockholders Agreement but including, if such Individual Stockholder is not a natural person, any prior proxies granted to the Related Individual of such Individual Stockholder). The power of attorney granted by the Individual Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of the Individual Stockholder, and shall revoke any and all prior powers of attorney granted by the Individual Stockholder with respect to the Proxy Shares. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
Section 3 Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stockholders Agreement.
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract, through the ownership of voting securities, as trustee or executor, or otherwise.
     “Aggregate Quantity of Securities” means, with reference to Securities owned by any Person at any time or Securities outstanding at any time for purposes of any computation hereunder, the number of shares of Company Common Stock, Company Restricted Common Stock and Company Non-Voting Common Stock issued and outstanding and held by such Person or all Persons, as the case may be, plus the number of shares of Company Common Stock issuable upon exercise, exchange or conversion of Company Options held by such Person or all Persons, as the case may be, excluding (x) any Company Options issued under the Equity Incentive Plan which are not vested at such time and (y) Company Options that have an exercise, exchange or conversion price per share greater than the price per share to be paid by the applicable Third Party Purchaser. Further, the phrase “number of Securities” held by any Person or group of Persons or to be Transferred shall mean the number of shares of Company Common Stock, Company Restricted Common Stock and Company Non-Voting Common Stock held by such Person or group of Persons or to be Transferred, plus the number of shares of Company Common Stock issuable upon exercise, exchange or conversion of Company Options held by such Person or group of Persons (other than Company Options that have an exercise, exchange or conversion price per share greater than the price per share to be paid by the applicable Third Party Purchaser).
     “Agreement” shall have the meaning set forth in the Preamble.
     “Carlyle Stockholders” means (a) the Initial Carlyle Stockholder and (b) any Affiliates of the Initial Carlyle Stockholder to which (i) the Initial Carlyle Stockholder or any other Person transfers Company Common Stock or (ii) the Company issues Company Common Stock.
     “Company” means Booz Allen Hamilton Holding Corporation, a Delaware corporation.
     “Company Common Stock” means shares of the Company’s Class A Common Stock, par value $0.01 per share.

     “Company Non-Voting Common Stock” means shares of the Company’s Class B Non-Voting Common Stock, par value $0.01 per share.
     “Company Options” means options to purchase shares of Company Common Stock pursuant to an option agreement and the Company Rollover Stock Plan, the Equity Incentive Plan or any similar equity-based plans approved by the Board.
     “Company Restricted Common Stock” means shares of the Company’s Class C Restricted Common Stock, par value $0.01 per share.
     “Company Rollover Stock Plan” means the Company’s Officer’s Rollover Stock Plan, as such plan may be modified or supplemented from time to time by the board of directors of the Company.
     “Company Sale” means the consummation of any transaction or series of transactions (including, without limitation, any merger, recapitalization, reorganization, sale of stock or other similar transaction) pursuant to which one or more Persons or group of Persons (other than any Carlyle Stockholder) acquires (a) Securities possessing the voting power (without taking into account this Agreement or any other agreement or proxy limiting the voting power of the holder of such Securities) sufficient to elect a majority of the members of the board of directors of the Company or the board of directors of the successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s capital stock or otherwise) or (b) all or substantially all of the assets of the Company and its subsidiaries.
     “Company Special Voting Stock” means shares of the Company’s Class E Special Voting Stock, par value $0.03 per share.
     “Individual Stockholder” shall have the meaning set forth in the Preamble.
     “Initiating Stockholder” shall have the meaning set forth in Section 1(a).
     “Party” means any of the parties to this Agreement.
     “Permitted Transfer” means (i) any Transfer of Company Common Stock, Company Restricted Common Stock or Company Non-Voting Common Stock by an Individual Stockholder that is a natural person (or a trust or entity of the type described below) (A) by gift to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, or any lineal ancestor or descendant, niece, nephew, adopted child or sibling of him or her or such spouse, niece, nephew or adopted child), (B) to a trust under which the distribution of the Securities may be made only by such Individual Stockholder and/or such Individual Stockholder’s immediate family or (C) to a partnership or limited liability company for the benefit of the immediate family of such Individual Stockholder and the partners or members of which are only such Individual Stockholder and such Individual Stockholder’s immediate family, (ii) any Transfer of such Securities by an Individual Stockholder that is a natural person to the heirs, executors or legatees of such Individual Stockholder by operation of law or court order upon the death or incapacity of such Individual Stockholder; or (iii) any Transfer of such Securities by an Individual Stockholder that is not a natural person to an Affiliate; provided, that such Affiliate does not engage in any Competitive Activity (as defined in the Stockholders Agreement).
     “Permitted Transferee” means the recipient of any Securities pursuant to a Permitted Transfer.
     “Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.
     “Proxy Shares” means the outstanding Securities owned by the Individual Stockholder as of the date hereof, together with any Securities subsequently issued to the Individual Stockholder by the Company.
     “Related Trust” means, for any natural person, any trusts or entities to which such natural person transferred, assigned or otherwise granted (i) Securities of the Company or (ii) securities of Booz Allen Hamilton, Inc. that were exchanged for Securities of the Company.
     “Related Individual” means, for any entity or trust, the natural person who initially transferred, assigned or otherwise granted to such entity or trust (i) Securities of the Company or (ii) securities of Booz Allen Hamilton, Inc. that were exchanged for Securities of the Company.
     “Sale Notice” shall have the meaning set forth in Section 1(b).
     “Securities” means (a) (i) shares of Company Common Stock, (ii) shares of Company Restricted Common Stock, (iii) shares of Company Non-Voting Common Stock, (iv) shares of Company Special Voting Stock and (v) Company Options; and (b) any securities issued or issuable with respect to any of the foregoing (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.
     “Stockholders Agreement” means that certain stockholders agreement, dated as of July 30, 2008, by and among the Company and its stockholders, as amended from time to time.
     “Tag-Along Notice” shall have the meaning set forth in Section 1(b).
     “Tag-Along Right” shall have the meaning set forth in Section 1(a).
     “Tag Eligible Securities” shall have the meaning set forth in Section 1(a).
     “Third Party Purchaser” means Persons other than an Affiliate of the Carlyle Stockholder.

     “Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, by operation of law or otherwise, or other encumbrance or disposition, but does not include the sale of any shares of Company Special Voting Stock of the Company in accordance with the Company Rollover Stock Plan.
     “Transfer Securities” shall have the meaning set forth in Section 1(b).
     “Voting Shares” means shares of Company Common Stock, Company Restricted Common Stock and Company Special Voting Stock.
Section 4 Miscellaneous.
     (a) Effective Time. This Agreement shall become effective upon the effectiveness of the registration statement relating to the initial public offering by the Company of Company Common Stock and shall be null and void with no force and effect if such initial public offering is not consummated within 60 days thereafter.
     (b) Effect of Transfers of Proxy Shares. Except in connection with a Permitted Transfer, (i) no Transfer of Securities by the Individual Stockholder (or any of its Permitted Transferees) shall result in the transfer to the transferee of any Tag-Along Rights with respect to such transferred Securities and (ii) immediately prior to such Transfer, the proxy granted herein to the Carlyle Stockholder with respect to such transferred Securities shall terminate. In the event of a Transfer of any Proxy Shares to a Permitted Transferee by the Individual Stockholder, the Proxy Shares so Transferred shall continue to be subject to the terms and conditions of this Agreement and the Permitted Transferee shall take such Proxy Shares subject to the rights and obligations set forth herein.
     (c) Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and, to the extent set forth in Section 4(b), transferees pursuant to Permitted Transfers, and shall not otherwise be assignable (whether by operation of law or otherwise) by any Party without the prior written consent of the other Party.
     (d) Brokerage Accounts. The Individual Stockholder agrees that all Proxy Shares owned by the Individual Stockholder or any of its Permitted Transferees shall be held in the name of the Individual Stockholder or such Permitted Transferee and not in the name of any broker, brokerage firm or other nominee.
     (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

     (f) Termination. This Agreement, and the respective rights and obligations of the Parties, shall terminate immediately upon the earliest to occur of (x) the execution by the Carlyle Stockholder and the Individual Stockholder of a written agreement to terminate this Agreement, (y) such time as more than 60% of the Securities have been sold to the public pursuant to an effective registration statement (other than a sale by the Company pursuant to a registration statement on Form S-8) or in accordance with Rule 144 or another exemption from registration or (z) such time when the Carlyle Stockholders cease collectively to own and have the power to dispose of Company Common Stock, Company Non-Voting Common Stock and Company Restricted Common Stock representing at least twenty-five percent (25%) of the interests in the Company represented by all issued and outstanding shares of Company Common Stock, Company Non-Voting Common Stock and Company Restricted Common Stock.
     (g) Specific Performance; Submission to Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in federal and state courts located in Wilmington, Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of the federal and state courts located in Wilmington, Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts located in Wilmington, Delaware, and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 4(f). Each Party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4(f) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
     (h) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement. The words “this Agreement”, “herein”, “hereunder”, “hereof”, “hereby”, or other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. Unless the context requires otherwise, pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa.
     (i) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices).
(i)	If to the Carlyle Stockholder, addressed to the Carlyle Stockholder, c/o The Carlyle Group, at:
1001 Pennsylvania Avenue, N.W.
Washington, DC 20004
Attention: Ian Fujiyama
Facsimile: (202) 347-9250
With a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Jeffrey J. Rosen
Facsimile: (212) 909-6836
And a copy to:
Booz Allen Hamilton Inc.
8283 Greensboro Drive
McLean, Virginia 22012
Attention: Law Department
Facsimile: (703) 902-3580
(ii)	If to the Individual Stockholder, to the address set forth on the Individual Stockholder’s signature page hereto
With a copy to:
Booz Allen Hamilton Inc.
8283 Greensboro Drive
McLean, Virginia 22012
Attention: Law Department
Facsimile: (703) 902-3580
     (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. Any facsimile copies hereof or signature thereon shall, for all purposes, be deemed originals.

     (k) Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.
     (l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.
     (m) Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.
[remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth below.

EXPLORER COINVEST LLC
By:	Carlyle Partners V US, L.P., its managing member

By:	TC Group V US, L.P., its general partner

By:	TC Group V US, L.L.C., its general partner

By:	TC Group Investment Holdings, L.P., its managing member

By:	TCG Holdings II, L.P., its general partner

	By:	/s/ Ian Fujiyama
Name: Ian Fujiyama
Title: Managing Director

Date: 10/20/2010
[Signature page to Irrevocable Proxy and Tag-Along Agreement]

Date: _________________	INDIVIDUAL STOCKHOLDER

Name:
Address:

If the Individual Stockholder is not a natural person:
By:
Name:
Title:

Company Common Stock: ___________ shares

Company Non Voting Common Stock: __________ shares

Company Restricted Common Stock: ___________ shares

Company Special Voting Stock: ___________ shares

Company Options to purchase: ___________ shares

If the Individual Stockholder is not a natural person,
solely for the purposes of Section 2(b), accepted and agreed by:
Signature of
Related Individual: ________________________
Name: ________________________
[Signature page to Irrevocable Proxy and Tag-Along Agreement]